Foot Locker, Inc.

330 WEST 34TH STREET
NEW YORK, NEW YORK 10001

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time on [ ] (or up until 11:59 P.M., Eastern Time on [ ] for shares held in the Foot Locker 401(k) Plan or the Puerto Rico Savings Plan). Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FL2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time on [ ] (or up until 11:59 P.M., Eastern Time on [ ] for shares held in the Foot Locker 401(k) Plan or the Puerto Rico Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FOOT LOCKER, INC.

[PRELIMINARY COPY]

	The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.	For	Against	Abstain
1	**Proposal 1—The Merger Agreement Proposal**: To adopt the Agreement and Plan of Merger, dated as of May 15, 2025 (such agreement, as it may be amended from time to time, we refer to as the "merger agreement"), by and among Foot Locker, Inc. (which we refer to as "Foot Locker"), DICK'S Sporting Goods, Inc. (which we refer to as "DICK'S Sporting Goods") and RJS Sub LLC, a New York limited liability company and a direct wholly owned subsidiary of DICK'S Sporting Goods (which we refer to as "Merger Sub"), pursuant to which, upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Foot Locker (which we refer to as the "merger"), with Foot Locker continuing as the surviving entity and a wholly owned subsidiary of DICK'S Sporting Goods (which we refer to as the "merger agreement proposal").	☐	☐	☐
2	**Proposal 2—The Merger-Related Compensation Proposal**: To approve on an advisory (non-binding) basis the compensation that may be paid or become payable to Foot Locker's named executive officers that is based on or otherwise relates to the merger.	☐	☐	☐
3	**Proposal 3—The Adjournment Proposal**: To approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the merger agreement proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders:
The Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus are available at www.proxyvote.com.

FOOT LOCKER, INC.
Special Meeting of Shareholders
[ ], 2025 at [ ] A.M., Eastern Time
This proxy is solicited by the Board of Directors of Foot Locker, Inc.

The undersigned hereby appoints Michael A. Baughn and Jennifer L. Kraft, or either of them, each with the power of substitution, as attorneys-in-fact and proxies for and in the name and place of the undersigned, to vote all shares of common stock, par value $0.01 per share, of Foot Locker, Inc. owned of record by the undersigned and to otherwise act on behalf of the undersigned at the Special Meeting of Shareholders of Foot Locker, Inc., to be held on [ ], 2025 at [ ] A.M., Eastern Time, virtually at www.virtualshareholdermeeting.com/FL2025SM, and at any adjournment or postponement thereof, upon the matters set forth in the Proxy Statement/Prospectus and upon such other matters as may properly come before the Special Meeting of Shareholders, voting as specified on the reverse side of this card, and voting in the discretion of the above-named persons on such other matters as may properly come before the Special Meeting of Shareholders, and hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED "FOR" THE MERGER AGREEMENT PROPOSAL (PROPOSAL 1), "FOR" THE MERGER-RELATED COMPENSATION PROPOSAL (PROPOSAL 2) AND "FOR" THE ADJOURNMENT PROPOSAL (PROPOSAL 3). IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

EMPLOYEE PLANS
IF YOU ARE A PARTICIPANT IN THE FOOT LOCKER 401(k) PLAN OR THE FOOT LOCKER PUERTO RICO 1165(e) PLAN, BY SIGNING AND RETURNING THIS PROXY CARD (OR VOTING BY TELEPHONE OR INTERNET), YOU WILL AUTHORIZE THE PLAN TRUSTEES TO VOTE THOSE SHARES ALLOCATED TO YOUR ACCOUNT AS YOU HAVE DIRECTED.

Continued and to be signed on reverse side